UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed and under a Settlement Agreement (the “Settlement Agreement”), dated as of June 4, 2003, between MasterCard International Incorporated (the “Company”), the principal operating subsidiary of MasterCard Incorporated (the “Registrant”), and a number of U.S. merchants in a class action lawsuit challenging certain aspects of the payment card industry under U.S. federal antitrust law, MasterCard was required to pay $125 million in 2003 and $100 million annually each December from 2004 through 2012 in connection with the settlement of the litigation. On July 1, 2009, the Company entered into an agreement (the “Prepayment Agreement”) with the plaintiffs to modify its payment obligations under the Settlement Agreement. Pursuant to the Prepayment Agreement, the Company will make a prepayment of its remaining $400 million in payment obligations at a discounted amount of $335 million on September 30, 2009. The Prepayment Agreement is subject to court approval. The Prepayment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Settlement Agreement was previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 3, 2003.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Agreement to Prepay Future Payments at a Discount, dated as of July 1, 2009, by and between MasterCard International Incorporated and Co-Lead Counsel, acting collectively as binding representative and agent of the Plaintiffs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: July 2, 2009	By	/s/ Noah J. Hanft

Noah J. Hanft General Counsel, Chief Payment System Integrity & Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Agreement to Prepay Future Payments at a Discount, dated as of July 1, 2009, by and between MasterCard International Incorporated and Co-Lead Counsel, acting collectively as binding representative and agent of the Plaintiffs.